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                                                                   EXHIBIT 10.32



THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER REGULATION D PROMULGATED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION OR EXCLUSION FROM THE REGISTRATION REQUIREMENTS THEREUNDER AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS.

THIS NOTE IS SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER SET FORTH IN A NOTE PURCHASE AGREEMENT DATED JULY __, 1999, BETWEEN THE COMPANY AND THE ORIGINAL HOLDER HEREOF. A COPY OF SUCH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY.



                            SENIOR PARTICIPATING NOTE


$                                 DALLAS, TEXAS                           , 1999
 -----------------                                          --------------


         For value received, the undersigned, MERIDIAN MULTI-FAMILY INVESTORS 99-IV, L.P., a Texas limited partnership (hereinafter called "Maker"), promises to pay unto the order of _______________________________________________
(hereinafter called "Purchaser"), the sum of _____________________________ AND NO/100 DOLLARS ($_______________) (or such lesser amount as shall equal the aggregate unpaid principal amount of the Notes acquired by Purchasers from the Maker under the Note Purchase Agreement referred to below) in lawful money of the United States of America and in immediately available funds, on the dates and in the principal amounts provided in the Note Purchase Agreement, and to pay interest on the unpaid principal amount of each such Note, in like money and funds, for the period commencing on the date of such Note until such Note shall be paid in full at the rates per annum and on the dates provided in the Note Purchase Agreement.

         The date and amount of each payment made on account of the principal of this Note shall be recorded by the Purchaser on its books and, prior to any transfer of this Note, endorsed by the Purchaser on the schedule attached hereto or any continuation thereof, provided that the failure of the Purchaser to make any such recordation or endorsement shall not affect the obligations of the Maker to make a payment when due of any amount owing under the Note Purchase Agreement or hereunder in respecting of the loans made by the Purchaser.



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         This Note is one of the Senior Participating Notes referred to in the
Note Purchase Agreement dated as of _________________________, 1999 (as modified and supplemented and in effect from time to time, the "Note Purchase Agreement") among the Maker, the Purchasers and Whaley, Letteer & Mock, P.C., as Agent. Terms used but not defined in this Note have the respective meanings assigned to them in the Note Purchase Agreement.

         The Note Purchase Agreement provides for the acceleration of the maturity of this Note upon the occurrence of certain events and upon the terms and conditions specified therein.

         Pursuant to the terms of the Note Purchase Agreement, upon the consummation of the sale, other disposition or refinancing of the Property (as defined in the Note Purchase Agreement), the Net Proceeds (as defined in the Note Purchase Agreement) of such sale, disposition or refinancing shall be distributed by the Property Owner to its members in accordance with its membership agreement. Upon receipt by the Maker of its portion of such Net Proceeds, the Maker shall disburse such Net Proceeds as follows: (i) first, the Maker shall repay in full the remaining unpaid principal amount of the Notes plus all accrued but unpaid interest thereon, (ii) next, the Maker shall repay to all of its partners the amount of such partners' capital invested in the Maker, in accordance with the Makers partnership agreement, (iii) of the remaining amount, the Maker shall distribute 30% of such amount (the "Payout") to the Purchasers (including the holder of this Note), pro rata according to their respective ownership of Notes, and (iv) finally, the Maker shall distribute any remaining amounts to its partners in accordance with the Maker's partnership agreement.

         It is the intent of Purchaser and Maker in the execution of this Note and all other Loan Documents to contract in strict compliance with applicable usury law. In furtherance thereof Purchaser and Maker stipulate and agree that none of the terms and provisions contained herein or in any other Loan Document shall ever be construed to create a contract to pay for the use, forbearance or detention of money, interest at a rate in excess of the Maximum Rate. Neither Maker nor any co-makers, endorsers, sureties, guarantors or other parties now or hereafter becoming liable for payment of this Note shall ever be required to pay interest or finance charges at a rate in excess of the Maximum Rate, and the provisions of this paragraph shall control over all other provisions of this Note and any other Loan Document which may be in apparent conflict herewith. Purchaser and any other holder of this Note expressly disavow any intention to charge or collect excessive unearned interest or finance charges in the event the maturity of this Note is accelerated. If demand is made or if the maturity of this Note shall be accelerated for any reason or if any of the principal of this Note is prepaid, and as a result thereof the interest or finance charge received for the actual period of existence of the loan evidenced by this Note exceeds the Maximum Rate, the holder of this Note shall, at its option, either refund to Maker the amount of such excess or credit the amount of such excess against the principal balance of this Note then outstanding, and thereby shall render inapplicable any and all penalties of any kind provided by applicable law as a result of such excess interest. In the event that Purchaser or any other holder of this Note shall collect monies and/or any other thing of value which are deemed to constitute interest which would increase the effective interest rate on this Note to a rate in excess of the Maximum Rate, all such sums deemed to constitute interest in excess of the lawful rate shall, upon such determination, at the option of the holder of this Note, be either immediately returned to Maker or credited against the principal balance of this Note then outstanding, in which event any and all penalties of any kind under applicable law as a result of such excess interest shall be



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inapplicable. In determining whether or not the interest paid or payable, under any specific circumstance, exceeds the maximum amount permitted under applicable law, Purchaser and Maker shall to the greatest extent permitted by applicable law, (i) characterize any non-principal payment as an expense, fee or premium rather than as interest, (ii) exclude voluntary prepayments and the effects thereof and (iii) amortize, prorate, allocate and spread the total amount of interest throughout the entire contemplated term hereof in accordance with the amounts outstanding from time to time thereunder and the Maximum Rate from time to time in effect under applicable law in order to lawfully charge the maximum amount of interest permitted under applicable law. By execution of this Note, Maker acknowledges that it believes the loan evidenced hereby to be non-usurious.

         This Note shall be governed by, and construed in accordance with, the applicable laws of the United States of America and the substantive laws of the State of Texas. To the extent that Chapter 303 of the Texas Finance Code is applicable to this Note, the "weekly ceiling" specified in Chapter 303 is the applicable ceiling, provided that, if any applicable law permits greater interest, the law permitting the greater interest shall apply.

         THIS WRITTEN NOTE, THE NOTE PURCHASE AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

         EXECUTED as of the date first written above.



                                       Meridian Multi-Family Investors 99-IV,
                                       L.P.

                                       By:  Meridian Equity Investors, L.P., its
                                            general partner

                                       By:  Meridian Equities, Inc., its general
                                            partner


                                       By:
                                          --------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                             -----------------------------------



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